Exhibit 99.1

             IMMUNOMEDICS REPORTS FISCAL THIRD QUARTER 2003 RESULTS

Morris Plains, NJ, May 8, 2003 - Immunomedics, Inc. (Nasdaq: IMMU) today reported revenues of $5.6 million and net income of $453,000, or $0.01 per share, for the third quarter of fiscal year 2003 which ended March 31, 2003. This compares to revenues of $3.3 million and a net loss of $296,000, or $0.01 per share, for the same period last year. The net income was mainly due to the Company's recognition of previously deferred payments of supply fees from its licensee, Amgen, in the amount of $3.8 million. Income recognition had been deferred until the Company was able to satisfy certain supply obligations that were satisfied in the third quarter.

For the first nine months of fiscal year 2003, Immunomedics reported revenues of $12.0 million and a net loss of $4.2 million, or $0.08 per share. This compares to revenues of $10.0 million and a net loss of $1.1 million, or $0.02 per share, for the same period last year.

Mr. Gerard G. Gorman, the Company's Vice President, Finance, and Chief Financial Officer commented: "We are pleased to report that the results for the third fiscal quarter were in line with our expectations. At March 31, 2003 we had $28.4 million in cash and liquid securities. The construction of our new manufacturing facility is nearing completion and we intend to refinance the construction costs of $6.3 million with a bank credit facility in the near future to further improve our cash position."

Ms. Cynthia L. Sullivan, President and Chief Executive Officer of Immunomedics, added: "Our expanded manufacturing facility will provide the production capacity needed to develop and support our extensive product pipeline. Phase I clinical trials with our humanized alpha-fetoprotein antibody for evaluation in patients with primary liver cancer are now beginning, and we plan to begin additional clinical trials with another therapeutic product candidate before the end of the calendar year.

Other developments of note since the start of the third quarter are as follows:

      o The Company and Amgen announced their continued focus on the development of Immunomedics' proprietary compound, epratuzumab, with particular emphasis on its use in combination with Rituximab. "We are pleased with the focus of this development program to generate additional supportive data for combination therapy and also pleased with Amgen's work with cooperative study groups of the National Cancer Institute to evaluate the benefits of the antibody combination with chemotherapy in aggressive NHL patients," Ms. Sullivan added.

      o The Company announced that an article published in The Journal of Nuclear Medicine (Vol. 44, No. 1, January 2003) described an improved method of linking yttrium-90 (Y-90) to its antibody, epratuzumab in clinical trials for therapy of NHL. "This improved conjugation method could potentially reduce the side effect of hematological toxicity and should enable higher doses of Y-90 to be administered safely," Ms. Sullivan remarked.

      o The Company met with investors and analysts at the Raymond James Equity Conference.

"Our investments in research and development continue to yield important advances for our Company with the discovery of new antibodies. The continued growth of our research and development capabilities in 2003, together with the completion of our expanded production facilities by year-end, will further facilitate our aggressive development plans for our therapeutic product pipeline," Ms. Sullivan remarked.

In a positive development for the Company's majority owned subsidiary, IBC Pharmaceuticals, Inc., two distinguished scientists, Henry N. Wagner, Jr., M. D., and John B. Landis, Ph.D., were elected to the IBC Board of Directors. "Dr. Wagner is, in my view, the best known and most respected nuclear medicine physician-scientist and advocate on an international basis, and Dr. Landis is an exceptional chemist and research executive with a proven track record in the pharmaceutical industry," commented Dr. David M. Goldenberg, founder and Chairman of the Board of Directors of IBC Pharmaceuticals and also of Immunomedics.

Immunomedics is a biopharmaceutical company focused on the development, manufacture and commercialization of diagnostic imaging and therapeutic products for the detection and treatment of cancer and infectious diseases. Integral to these products are highly specific monoclonal antibodies and antibody fragments designed to deliver radioisotopes and chemotherapeutic agents to tumors and sites of infection. Immunomedics has six therapeutic product candidates in clinical trials and has two marketed diagnostic imaging products. The most advanced therapeutic product candidates are LymphoCide(R) (epratuzumab), which is in Phase II clinical trials for the treatment of non-Hodgkin's lymphoma, and CEA-Cide(R) (labetuzumab), which is in Phase I/II clinical trials for the treatment of certain solid tumors.

This release, in addition to historical information, contains forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Such statements, including statements regarding clinical trials, involve significant risks and uncertainties and actual results could differ materially from those expressed or implied herein. Factors that could cause such differences include, but are not limited to, risks associated with new product development (including clinical trials outcome and regulatory requirements/actions), competitive risks to marketed products and availability of financing and other sources of capital, as well as the risks discussed in the Company's Annual Report on Form 10-K for the year June 30, 2002.

Company Contact: Gerard G. Gorman, Vice President, Finance, and Chief Financial Officer, (973) 605-8200, extension 185. Visit the Company's web site at http://www.Immunomedics.com (http://www.immunomedics.com/)
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                                IMMUNOMEDICS, INC

                    Condensed Consolidated Balance Sheets

                                                         March 31,     June 30,
                                                           2003          2002
                                                        -----------  -----------

ASSETS
Current Assets:
   Cash and cash equivalents .........................  $11,370,720  $13,062,954
   Marketable securities .............................   17,040,711   31,724,789
   Accounts receivable ...............................      958,361    1,106,716
   Inventory .........................................      972,229      641,686
   Other current assets ..............................      924,535    1,801,979
                                                        -----------  -----------
                                                         31,266,556   48,338,124

Property and equipment, net ..........................   11,873,291    6,561,901

Long-term assets .....................................       57,157       51,157
                                                        -----------  -----------
                                                        $43,197,004  $54,951,182
                                                        ===========  ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
   Current liabilities, including deferred revenue ...  $ 5,268,591  $13,296,060
   Minority interest .................................      492,977      559,222
   Stockholders' equity ..............................   37,435,436   41,095,900
                                                        -----------  -----------
                                                        $43,197,004  $54,951,182
                                                        ===========  ===========

             Condensed Consolidated Statements of Operations

                                                       Three Months Ended                 Nine Months Ended
                                                            March 31,                         March 31,
                                                     2003              2002             2003             2002
                                                 ------------       ----------       ----------       ----------
Revenues:
   Product sales ...........................     $  1,088,012          964,891        2,633,113        2,838,027
   License fee and other revenues ..........        4,518,709        2,252,888        9,304,487        6,930,491
   Research & development ..................            8,428           65,196           33,710          215,999
                                                 ------------       ----------       ----------       ----------

Revenues ...................................     $  5,615,149        3,282,975       11,971,310        9,984,517

Costs and Expenses .........................        6,213,307        5,169,115       17,870,989       13,861,732
                                                 ------------       ----------       ----------       ----------

Operating Loss .............................         (598,158)      (1,886,140)      (5,899,679)      (3,877,215)

Interest and Other Income ..................          306,701          384,701          937,537        1,611,706
                                                 ------------       ----------       ----------       ----------

Net Loss before Income Tax Benefit .........         (291,457)      (1,501,439)      (4,962,142)      (2,265,509)

Income Tax Benefit .........................          744,756        1,205,530          744,756        1,205,530
                                                 ------------       ----------       ----------       ----------

Net Income (Loss) ..........................     $    453,299         (295,909)      (4,217,386)      (1,059,979)
                                                 ============       ==========       ==========       ==========

Net Income (Loss) per Common Share .........     $       0.01            (0.01)           (0.08)           (0.02)
                                                 ============       ==========       ==========       ==========

Weighted average number of common
   shares outstanding ......................       49,878,193       49,706,146       49,877,788       49,602,377
                                                 ============       ==========       ==========       ==========

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